iCurie Lab Inc

REPORT ON AUDIT
OF FINANCIAL STATEMENTS
FOR THE YEAR
ENDED DECEMBER 31, 2003

Shinhan Accounting Corporation
Member firm of RSM International

CONTENTS

INDEPENDENT AUDITOR’S REPORT.	3

FINANCIAL STATEMENTS:

1. Balance Sheets	4

2. Statements of Income	6

3. Statements of Changes in Stockholder’s Equity	7

4. Statements of Cash Flows	8

5. Notes to Financial Statements	10

Independent Auditors’ Report

To the Board of Directors and Shareholders of
iCurie Lab Inc

We have audited the accompanying balance sheet of iCurie Lab Inc. (the “Company”) as of December 31, 2003 and the related statements of income, changes in stockholder’s equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and the result of its operations, the changes in stockholder’s equity and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that iCurie Lab Inc will continue as a going concern. As discussed in note 16 to the financial statements, iCurie Lab Inc has suffered recurring losses from operations and has a working capital deficiency that raise substantial doubt about the company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 16. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

February 7, 2004

Shinhan Accounting Corporation
Lee Chan Ha

Shinhan Accounting Corporation is the Korean member firm of RSM International, each of which is a separate and independent legal entity.

iCurie Lab Inc
BALANCE SHEETS
AS OF DECEMBER 31, 2003
(US dollars and Korean won)

ASSETS	2003(USD)	2003(KRW)
	(note 3)
CURRENT ASSETS :
Quick assets
Cash and cash equivalents (note 2)	$131,086	₩	156,254,509
Account receivables-Others (note 2, 4)	6,991		8,332,836
Short term loans (note 12)	46,141		55,000,000
Advance payments	19,740		23,530,674
Prepaid expenses	859		1,024,282
Prepaid income taxes	302		360,340

Total current assets	205,119		244,502,641

NON-CURRENT ASSETS :
Investments
Guarantee deposits	50,965		60,750,000

Total investments	50,965		60,750,000

Property, plant and equipment (note 2, 5)
Machinery	51,251		61,090,899
Fixture and furniture	104,927		125,072,553

Total	156,178		186,163,452

Less accumulated depreciation	(74,250)		(88,506,125)

Property, plant and equipment, net	81,928		97,657,327

Intangible assets (note 2, 6)
Industrial properties	82,968		98,897,460
Organization costs	1,048		1,249,500
Others	5,231		6,235,700

Total intangible assets	89,247		106,382,660

Total non-current assets	222,140		264,789,987

TOTAL ASSETS	$427,259	₩	509,292,628

LIABILITIES AND STOCKHOLDERS' EQUITY	2003(USD)	2003(KRW)
	(note 3)
CURRENT LIABILITIES :
Account payables-Others	188,794		225,042,929
Short-term borrowings (note 7,13)	894,001		1,065,649,610
Withholdings	3,271		3,899,370
Accrued expenses	15,743		18,765,269
Current portion of long term liability (note 8)	167,785		200,000,000

Total current liabilities	1,269,594		1,513,357,178

LONG-TERM LIABILITIES :
Bond (note 8)	335,583		400,015,000

Total long-term liabilities	335,583		400,015,000

TOTAL LIABILITIES	1,605,177		1,913,372,178

STOCKHOLDERS' EQUITY : (note 10)
Common Stock (note 1)	821,750		979,525,000

Capital surplus :
Additional paid in capital	1,091,007		1,300,480,000

Undisposed deficits
Undisposed deficits to be carried forward	(3,090,675)		(3,684,084,550)

TOTAL STOCKHOLDERS' EQUITY	(1,177,918)		(1,404,079,550)

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$427,259	₩	509,292,628

See accompanying Notes to Financial Statements.

iCurie Lab Inc
STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2003
(US dollars and Korean won)

	2003(USD)	2003(KRW)

NET SALES (note 2)	—	—

COST OF SALES	—	—

GROSS PROFIT	—	—

SELLING AND ADMINISTRATIVE EXPENSES	887,089	1,057,410,085
(Notes 15)

OPERATING INCOME (LOSS)	(887,089)	(1,057,410,085)

OTHER INCOME
Interest income	2,008	2,393,369
Miscellaneous income	6	6,833

OTHER EXPENSES
Interest expense	64,079	76,381,715
Loss on disposition of available for sales securities	6	7,219
Loss on disposal of property, plant and equipment, net	1,557	1,856,039
Miscellaneous expense	1,788	2,130,959

Total Other (Income) Expenses	(65,416)	(77,975,730)

ORDINARY INCOME (LOSS)	(952,505)	(1,135,385,815)

INCOME (LOSS) BEFORE INCOME TAXES	(952,505)	(1,135,385,815)

INCOME TAXES (Notes 9)	0	—

NET INCOME (LOSS)	(952,505)	(1,135,385,815)

ORDINARY INCOME (LOSS) PER SHARE (Note 11)
Basic	(5)	(5,795)
Diluted	(4)	(5,288)
NET INCOME (LOSS) PER SHARE (Note 11)
Basic	(5)	(5,795)
Diluted	(4)	(5,288)

See accompanying Notes to Financial Statements.

iCurie Lab Inc
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
For the years ended December 31, 2003
(US dollars and Korean won)

	Common Stock Issued
(Korean won)	Shares	Amount	Additional Paid-in Capital	Accumulated (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total

Balance at December 31, 2002	195,905	979,525,000	1,300,480,000	(2,548,698,735)	—	(268,693,735)
Net loss				(1,135,385,815)		(1,135,385,815)
Other comprehensive income (loss):

Balance at December 31, 2003	195,905	979,525,000	1,300,480,000	(3,684,084,550)	—	(1,404,079,550)

	Common Stock Issued
(US dollars)	Shares	Amount	Additional Paid-in Capital	Accumulated (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total

Balance at December 31, 2002	195,905	821,749	1,091,007	(2,138,170)	—	(225,414)
Net loss				(952,505)		(952,505)
Other comprehensive income (loss):						—

Balance at December 31, 2003	195,905	821,749	1,091,007	(3,090,675)	—	(1,177,919)

See accompanying Notes to Financial Statements.

iCurie Lab Inc
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2003
(US dollars and Korean won)

	2003(USD)	2003(KRW)
CASH FLOWS FROM OPERATING ACTIVITIES

Net Income (loss)	($952,505)	(1,135,385,815)

Expenses not involving cash outflows:
Depreciation	32,133	38,301,995
Loss on disposal of available for sale securities	6	7,219
Amortization of intangible assets	4,546	5,419,333
Loss on disposal of property, plant and equipment	1,557	1,856,039

Sub-total	38,242	45,584,586

Income not involving cash inflows:
Sub-total	—	—

Changes in assets and liabilities related to
operating activities :
Decrease (increase) in accounts and notes receivable - other	(6,991)	(8,332,836)
Decrease (Increase) in advance payments	(15,047)	(17,935,863)
Decrease (Increase) in prepaid expenses	1,641	1,956,517
Decrease (increase) in prepaid income taxes	(297)	(354,280)
Decrease (increase) in prepaid VAT	5,924	7,061,830
Increase (Decrease) in accounts and notes payable - other	181,583	216,446,479
Increase (Decrease) in withholdings	(11,870)	(14,149,470)
Increase (Decrease) in accrued expenses	(70,308)	(83,806,963)

Sub-total	84,635	100,885,414

Net cash used by operating activities	(829,628)	(988,915,815)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash inflows from investing activities:
Disposal of available sale securities	497	592,781
Disposal of fixture and furniture	5,339	6,363,636

Sub-total	5,836	6,956,417

iCurie Lab Inc
STATEMENTS OF CASH FLOWS (Continued)

	2003(USD)	2003(KRW)
Cash outflows for investing activities:
Increase in short-term loans	46,141		55,000,000
Increase in guarantee deposits	210		250,000
Acquisition of machinary	30,949		36,890,900
Acquisition of furnitures and fixtures	1,762		2,100,000
Acquisition of intangable assets	1,678		2,000,000
Acquisition of industrial properties	6,824		8,133,887

Sub-total	87,564		104,374,787

Net cash flows used in investing activities	(81,727)		(97,418,370)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash inflows from financing activities:
Increase in short-term borrowings	911,768		1,086,827,000

Sub-total	911,768		1,086,827,000

Cash outflows for financing activities:
Decrease in short term borrowings	381,860		455,177,390

Sub-total	381,860		455,177,390

Net cash provided by (used in) financing activities	529,908		631,649,610

NET (DECREASE) IN CASH AND
CASH EQUIVALENTS	(381,447)		(454,684,575)

CASH AND CASH EQUIVALENTS
AT BEGINNING OF THE YEAR	512,533		610,939,084

CASH AND CASH EQUIVALENTS
AT END OF THE YEAR	$131,086	₩	156,254,509

See accompanying Notes to Financial Statements.

ICurie Lab Inc
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003

1. Organization and Nature of Business

iCurie Lab Inc. (the “Company”) was incorporated in 13th June 2000 under the Commercial Code of the Republic of Korea to engage in the research and development, manufacture and sale of micro cooling system using electronic technology. On May 3, 2001, the Company obtained a certification of Venture Company form Seoul Small and Medium Business Administration.

The Company is located in 3F Joyang Bldg, 23-1, Seokchon Dong, Sonpa Gu, Seoul 138-842, Korea, republic of.

The company’s common stock was ₩600(million) at the incorporation and as of December 31, 2003, the amount of the Company’s common stock is ₩980(million).

Mr. Jeong Hyun Lee is the representative and holding 33.7% of common shares of the Company as the major shareholder.

2. Summary of Significant Accounting Policies

The financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Significant accounting policies followed by the Company in the preparation of the accompanying financial statements are summarized below.

Use of Estimates

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. The most significant estimates and assumptions relate to the allowance for uncollectable accounts receivables, and deferred tax valuation allowance. Although these estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future, actual results may be different from the estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances and highly liquid investments, including time deposits and short-term bonds, which are readily convertible into known amounts of cash and have an original maturity of three months or less.

Allowance for Doubtful Accounts

The Company provides an allowance for doubtful accounts to cover estimated losses on receivables, based on collection experience and analysis of the collectibility of individual outstanding trade receivables, other receivables, and loans.

Property, Plant and Equipment

Property, plant and equipment are stated at acquisition cost. Major renewals and betterments, which prolong the useful life or enhance the value of assets, are capitalized; expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the following useful lives:

Useful Lives
Machinery	5 years
Fixture and furniture	5 〃

Intangible Assets

Intangible assets, comprising intellectual property rights are stated at cost less accumulated amortization. Amortization is computed using the straight-line method over the following estimated useful lives.

Intellectual property rights	5 ~ 10 years
Others	5 years

Accounting for the Impairment of Long-Lived Assets

Long-lived assets and intangible assets that do not have indefinite lives are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. When the aggregate undiscounted future cash flows (undiscounted and without interest charges) is less than the carrying value of the asset, an impairment loss is recognized, based on the fair value of the asset.

Accrued Severance Benefits

Employees and directors with one year or more of service are entitled to receive a lump-sum payment upon termination of their employment with the Company, based on their length of service and rate of pay at the time of termination. Accrued severance benefits are estimated assuming all eligible employees were to terminate their employment at the balance sheet date. The annual severance benefits expense charged to operations is calculated based on the net change in the accrued severance benefits payable at the balance sheet date, plus the actual payments made during the year.

The Company provides entitled employees with severance payment at payroll date. There is no provision for severance benefit in the Company’s balance sheet as a result of monthly settlement.

Revenue Recognition

Revenues from the sale of the Company’s products are recognized when : i) persuasive evidence of an arrangement exists, ii) delivery has occurred to the customers, iii) the sales price to the customer is fixed or determinable and iv) collectibility is reasonably assured.

Research and Development Costs

Certain costs incurred in connection with the purchase of equipment and facilities used in the Company’s research and development activities are capitalized into property, plant and equipment, to the extent that they have alternative future uses. All other research and development costs are expensed as incurred. The Company has expensed (Won) 565,917 thousand during the year ended December 31, 2003 for research and development costs, which are included in selling, general and administrative expenses. These research and development expenses included depreciation cost of equipment and facilities used specifically for research and development activities amounting to (Won) 19,993 thousand for the year ended December 31, 2003.

Income Taxes

The Company recognizes deferred tax assets and liabilities created by temporary differences between the financial statement and tax bases of assets and liabilities. Deferred tax assets and liabilities are computed on such temporary differences, including available net operating loss carry forwards and tax credits, by applying enacted statutory tax rates applicable to the years when such differences are expected to reverse. A valuation allowance is provided on deferred tax assets to the extent that it is more likely than not that such deferred tax assets will not be realized. The total income tax provision includes current tax expenses under applicable tax regulations and the change in the balance of deferred tax assets and liabilities.

3. Convenience Translation into United States Dollar Amounts

The Company reports its consolidated financial statements in the Korean Won. The United States dollar (“US dollar”) amounts disclosed in the accompanying financial statements are presented solely for the convenience of the reader, and have been converted at the rate of 1,192.0 to one US dollar, which is the noon buying rate of the US Federal Reserve Bank of New York in effect on December 31, 2003. Such transactions should not be construed as representations that the Korean Won amounts represent, have been, or could be, converted into, United States dollar at that or any other rate. The US dollar amounts are unaudited.

4. Accounts Receivable

The following table presents accounts receivable at December 31, 2003:

(in thousands of Korean won)	2003		2003
Others	(USD)	7	(Won)	8,332

Sub total		7		8,332
Allowance for doubtful accounts		(-)		(-)
Account Receivables, net	(USD)	7	(Won)	8,332

5. Property, Plant and Equipment

Property, plant and equipment comprise the following at December 31, 2003:

(in thousands of Korean won)	2003		2003
Machinery	(USD)	51	(Won)	61,091
Fixture and Furniture		105		125,072

Sub total		156		186,163
Accumulated depreciation		(74)		(88,506)

Property, plant and equipment, net	(USD)	81	(Won)	97,657

6. Intangible Assets

Intangible assets comprise the following at December 31, 2003:

(in thousands of Korean won)	2003		2003
Industrial Properties	(USD)	89	(Won)	106,478
Others		15		17,633

Sub total		104		124,111

Accumulated amortization		15		17,728
Intangible assets, net	(USD)	89	(Won)	106,383

Amortization expense for the years ended December 31, 2003 amounting to (Won) 5,419 thousand.

7. Short-term Borrowings

Details of the Company's short-term borrowings as of December 31, 2003 are as follows (in thousands of Korean won):

			Amounts
Creditor	Type of borrowing	Interest rate	2003 (USD)	2003 (KRW)
Cho Hung Bank	Operating fund	7.75%	196	234,000
Sae Han IT	〃	5%	126	150,000
Kim Il Han	〃	—	84	100,000
Park Jeong Sik	〃	—	48	56,827
Lee, Jeong Hyun	〃	—	63	74,822
Vantage Consulting	〃	12%	377	450,000
	Total		894	1,065,649

8. Convertible Bond

Details of issuance of convertible bond are as follows (in thousands of Korean won):

	Date of Issue (mm/dd/yr)	Date of maturity	Interest rate	2003 (USD)	2003 (KRW)
1st	10/16/01	12/16/02	7.00%	—	—
2nd	10/31/01	10/31/02	7.00	—	—
3rd	12/05/01	12/05/04	7.00	84	100,000
4th	12/18/01	12/18/04	7.00	84	100,000
5th	11/04/02	11/04/05	7.00	84	100,000
6th	12/10/02	12/10/07	0.00	252	300,015
Sub Total				504	600,015
Current portion of long term bond				(168)	(200,000)
Total				336	400,015

1st and 2nd issue of convertible bond were exercised and converted to 8,000 common shares in October 31, 2002.

Details of unexercised convertible bond are as follows:

	Amount	Exercise price	Type and number of shares upon exercise	Exercise period
3rd	100,000	40,000	2,500	1 year after issuance date.
4th	100,000	40,000	2,500	〃
5th	100,000	40,000	2,500	〃
6th	300,015	45,000	6,667	2003.12.09~2007.12.10

9. Income Taxes

Income before income taxes and tax provision comprises the following:

(in thousands of Korean won)	2003		2003

Income before income taxes:
Domestic	(USD)	(952)	(Won)	(1,135,386)

Income taxes-Current :
Domestic	(USD)	—	(Won)	—

Income taxes-Deferred :
Domestic		(-) 44		(-) 52,018

Total income taxes	(USD)	(-) 44	(Won)	(-) 52,018

The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and deferred income tax liabilities at December 31, 2003 are as follows:

(in thousands of Korean won)	2003		2003
Current deferred income tax asset		—		—

Non-Current deferred income tax asset	(USD)	671	(Won)	800,052

Property, plant and equipment		1		14,349
Net loss carry forwards		659		785,703

Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate taxable income within the period during which the temporary differences reverse, the outlook for the Korean economic environment, and the overall future industry outlook. Management periodically considers these factors in reaching its conclusion, and has determined that valuation allowance was required as of December 31, 2003. Therefore, the management concluded that no deferred tax assets and related valuation allowance are recorded in the company’s financial statements with the reason for the remote possibility to generate future taxable income within the period during which the all temporary differences reserve due to the continuing loss from its inception.

The statutory income tax rate, including tax surcharges, applicable to the Company was approximately 29.7% in 2002. The statutory income tax rate was amended to 27.5% effective for fiscal years beginning January 1, 2005 in accordance with the Corporate Income Tax Law enacted in December 2003. Accordingly, deferred income taxes as of December 31, 2003 were calculated based on the enacted rate of 27.5%.

Statutory corporate income tax rate applied to the Company is 29.7% and there is no income tax payable and expense due to cumulative deficit for years.

10. Stockholders Equity

Common Stock

The Company’s capital stock consists entirely of common stock with a par value of ₩5,000 and the numbers of authorized, issued and outstanding shares as of December 31, 2003 are as follows (in Korean won) :

	2003 (USD)	2003

Authorized shares	650,000 shares		650,000 shares

Issued and outstanding shares	195,905 shares		195,905 shares
Par value	4	₩	5,000

Common stock balance	821,750	₩	979,525,000

Retained Earnings (Deficits)

The company carries undisposed deficits amounting to (Won) 3,684 million for the year ended December 31, 2003.

11. Income (Loss) Per share

Loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the year.
Loss per share amounts for the years ended December 31, 2003 is as follows:

(1) Basic Income (loss) per share

(in Korean won)
	2003 (USD)	2003
Net Income (loss) available for common stockholders	(952,505)	₩	(1,135,385,815)
Weighted average number of shares outstanding	195,905		195,905
Ordinary Income (loss) per share	(4.8)	₩	(5,795)
Net Income (loss) per share	(4.8)	₩	(5,795)

Diluted loss per share is computed in a manner consistent with that of basic earnings per share while giving effect to all potentially dilutive common shares that were outstanding during the period.

(1) Dilutive income (loss) per share

(in Korean won)
	2003 (USD)	2003
Net Income (loss) available for common stockholders	(931,897)	₩	(1,110,820,873)
Weighted average number of shares outstanding	210,072		210,072
Ordinary Income (loss) per share	(4.4)	₩	(5,288)
Net Income (loss) per share	(4.4)	₩	(5,288)

12. Related Party Transactions

The Company's significant account balances and transactions with related parties as of and for the years ended December 31, 2003 are summarized as follows:

				(Unit: Thousand won)
Related Party	Account Name	2003 (USD)	2003	Description
Jeong Hyun, Lee (CEO)	Short Term Borrowings	63	74,823	For Operating Expenses
IL Han, Kim CEO’s wife)	Short Term Borrowings	84	100,000	For Operating Expenses
Jeong Won, Lee and others CEO’s Brother)	Short Term Loans	46	55,000

13. Assets Pledged as a Collateral

Details of assets pledged as a collateral for borrowings as of December 31, 2003 are as follows:

(Unit: thousand won)
Creditor	Asset pledged	Collateral value	Description
Byung Chul, Hong	Guarantee Deposit	100,000	Convertible bond
Byung Chul, Hong, Sae Han IT	Patent (SSMS, NVIS)	100,000	〃, Borrowings

14. Guarantees Provided by Others

Details of guarantees provided by other parties for short-term borrowings as of December 31, 2003 are as follows:

(Unit: thousand won)
Provider	Guaranteed amount	Claimant	Period
Korea Technology Credit Guarantee Fund	210,600	Cho Hung Bank	05/29/03~05/27/04

15. Selling and Administrative Expenses

The details of selling and administrative expenses for the years ended December 31, 2003 are as follows:

	2003 (USD)	2003 (KRW)

Salaries	USD 133,205	₩	158,780,414
Severance pay	9,267		11,046,000
Employee welfare	52,248		62,279,848
Travel expense	84,940		101,248,612
Communication expense	14,454		17,229,243
Tax and due	307		365,620
Rent	64,321		76,670,180
Maintenance of vehicle	163		194,000
Entertainment	2,668		3,180,500
Office supplies	1,602		1,909,130
Publication expense	1,071		1,277,030
Freight expense	465		554,500
Commission	24,103		28,730,397
Repairs	1,465		1,746,000
Depreciation	15,360		18,308,763
Amortization	4,546		5,419,333
R&D Expenses	474,763		565,917,594
Others	2,142		2,552,921
Total	USD 887,088	₩	1,057,410,085

16. Going Concern

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the payment of liabilities in the ordinary course of business.

iCurie Lab Inc (the "Company") has incurred significant operating losses in previous years and as at December 31, 2003, has a working capital deficiency of 1,268,854 (1064 thousand USD equivalent) thousand Korean won. In addition, due to the cumulative deficits, the Company total liabilities are greater than the Company’s total assets by the amount of 1,404,080 (1,178 thousand USD equivalent) thousands Korean won as of December 31, 2003. Its continued existence as a going concern is dependent upon the Company's ability to raise additional capital, to increase sales, and ultimately become profitable.

Should the Company be unable to continue as a going concern, it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due.

The Company believes that future shares issuance and certain sales related efforts would provide sufficient cash flow for it to continue as a going concern in its present form.

However, there can be no assurances that the Company will achieve such results.

Accordingly, the financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or any other adjustments that might be necessary should the Company be unable to continue as a going concern.